SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.




        Date of Report (Date of earliest event reported) November 6, 1998
                                                         ----------------


                                ECOS GROUP, INC.
                                ----------------
             (Exact name of registrant as specified in its charter)



               Colorado                  0-16322                    84-1061207
               --------                  -------                    ----------
              (State of               (Commission File            (IRS Employer
            Incorporation)                Number)                 Identification
                                                                      Number)



            99 S.E. Fifth Street, Fourth Floor, Miami, Florida 33131
            --------------------------------------------------------
           (Address of principal executive offices of the registrant)


       Registrant's telephone number, including area code: (305) 374-8300
                                                            -------------



                    ----------------------------------------
          (Former name or former address, if changed since last report)

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Item 4.     Changes in Registrant's Certifying Accountant
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         On November 6, 1998, the Registrant's Board of Directors engaged
Morrison, Brown, Argiz & Company to act as the Registrant's independent certified public accountants, and has dismissed DeCarlo & Company, P.A. The decision to dismiss the former accountants was approved by the Registrant's Audit Committee. The former accountants' reports for the Registrant did not contain any adverse opinion, or disclaimer of opinion, nor were any such reports modified as to uncertainty, audit scope or accounting principles.

         The Registrant believes the dispute with its former accountants regarding the pending audit is based, in part, on the amount of the professional fees involved, the timing of such audit, as well as the availability and sufficiency of certain documentation required (in the opinion of the accountants) for the completion of such audit. The Chairman of the Board of Directors of the Registrant, with the approval of the Board of Directors, has discussed the dispute with the former accountants both orally and in writing; however, an amicable resolution could not be reached. The Registrant has given full and complete authorization to the former accountants to respond fully to the inquiries of the successor accountants concerning the subject matter of such dispute.




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                                   SIGNATURES



         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                                ECOS GROUP, INC.




Date: November 12, 1998                         By: /s/ CHARLES C. EVANS
                                                   --------------------------
                                                   Charles C. Evans, Chairman








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